This Consulting Agreement (this "Agreement") is entered into as of December 20, 2002, by and between ATM Financial Corp. (the "Company"), and Fidelity Services, Ltd. (the "Consultant").

                                    Recitals

1. Consultant has expertise in the area of the Company's business and is willing to provide consulting services to the Company.

2. The Company is willing to engage Consultant as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

                                    Agreement

In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1.   Engagement

(a) The Company hereby engages Consultant to render, as an independent contractor, the following services:

     (i) Incorporation of ATM Financial Corp., including without limitation, advising on choice of jurisdiction, advising on constating documents, filing of constating documents, completion and filing of SS-4 application, completion and filing of business license application, preparation of corporate minute book, and all costs, fees and expenses resulting therefrom or reasonably necessary therefor.

     (ii) Advice and consultation on corporate development, and business planning,including the preparation of the Company's business plan and all costs, fees and expenses resulting therefrom or reasonably necessary therefor.

     (iii)Advice and consultation on all aspects of a single public offering of securities by the Company, including assisting the Company to draft and file an SB-2 registration statement with the Securities and Exchange Commission and all costs, fees and expenses resulting therefrom or reasonably necessary therefor.

     (iv) Securing competent legal counsel in the United States to advise on the Offering and provide an opinion thereon, including without limitation all costs, fees and expenses incurred therefor.

     (v) Securing a competent auditor to audit the Company and draft audited financial statements to US GAAP, including without limitation and all costs, fees and expenses resulting therefrom or reasonably necessary therefor.

     (vi) Design, development and implementation of a branded Web-site on the Internet that will promote the business of the Company in a manner that is of equal or better quality than any similar site operated by the Company's competitors, including without limitation all costs, fees and expenses resulting therefrom or reasonably necessary therefor EXCEPT that such services shall not include hosting or administration services or the costs, fees or expenses thereof.

     (vii)Such further and other services as may generally required for the successful operation of the Company.

     (the "Services")

(b) Consultant hereby accepts the engagement to provide the Services to the Company on the terms and conditions set forth herein.

2.   Term

This Agreement will commence on December 20, 2002, and unless modified by the mutual written agreement of the parties, shall continue until completion of the Services. Company may terminate this Agreement upon TEN days written notice to Consultant.

3.   Compensation

(a) In consideration of the services to be performed by Consultant, the Company agrees to pay Consultant as follows:

          (i)  $10,000 immediately; and

          (ii) $10,000 on completion of the Services.

(b) As further compensation for miscellaneous office expenses, the Company shall pay to Consultant the sum of $100 USD, which sum shall be due and payable in advance.

(c) Such further and other out-of-pocket expenses incurred by Consultant that are authorized by the Company in advance in writing shall be reimbursed by Company to Consultant.

4.   Consultant's Business Activities

(a) During the term of this Agreement, Consultant will engage in no business or other activities, which are or may be, directly or indirectly, competitive with the business activities of the Company without obtaining the prior written consent of the Company.

(b) Consultant shall devote such time, attention and energy to the business and affairs of the Company as requested by the Company and as reasonably required to provide the Services.

5.   Reserved

6.   Interference with the Company's Business

(a) Notwithstanding any other provision of this Agreement, for a period of one year after termination of this Agreement, Consultant shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person employed or under contract (whether as a consultant, employee or otherwise) by or to the Company during the period of such person's association with the Company and one year thereafter.

(b) Notwithstanding any other provision of this Agreement, and to the fullest extent permitted by law, for a period of one year after termination of this Agreement, Consultant shall not, directly or indirectly, solicit any clients or customers of the Company.

7.   Representations and Warranties

Consultant represents and warrants (i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant's undertaking this relationship with the Company, (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party,
(iii) that Consultant will not use in the performance of his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity and (iv) that Consultant has not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement.

8.   Indemnification

Consultant hereby indemnifies and agrees to defend and hold harmless the Company from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the services performed by Consultant under this Agreement or the representations and warranties made by Consultant pursuant to paragraph 7 hereof. Consultant's obligations under this paragraph 8 hereof shall survive the termination, for any reason, of this Agreement.

9.   Attorney's Fees

Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party or parties against whom enforcement was sought.

10.  Entire Agreement

This Agreement, contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

11.  Amendment

This Agreement may be amended only by a writing signed by Consultant and by a representative of the Company duly authorized.

12.  Severability

If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

13.  Rights Cumulative

The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

14.  Nonwaiver

No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

15.  Remedy for Breach

The parties hereto agree that, in the event of breach or threatened breach of this Agreement, the damage or imminent damage to the value and the goodwill of the Company's business will be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Consultant in the event of any breach or threatened breach by Consultant, in addition to any other relief (including damages and the right of the Company to stop payments hereunder which is hereby granted) available to the Company under this Agreement or under law.

16.  Agreement to Perform Necessary Acts

Consultant agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

17.  Assignment

This Agreement may not be assigned by Consultant without the Company's prior written consent. This Agreement may be assigned by the Company in connection with a merger or sale of all or substantially all of its assets, and in other instances with the Consultant's consent which consent shall not be unreasonably withheld or delayed.

18.  Compliance with Law

In connection with his services rendered hereunder, Consultant agrees to abide by all federal, state, and local laws, ordinances and regulations.

19.  Independent Contractor

The relationship between Consultant and the Company is that of independent contractor under a "work for hire" arrangement. All work product developed by Consultant shall be deemed owned and assigned to Company. This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company. Consultant will not be eligible for any employee benefits, nor will the company make deductions from fees to the consultant for taxes, insurance, bonds or the like. Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

20.  Taxes

Consultant agrees to pay all appropriate local, provincial and federal taxes.

21.  Governing Law

This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the Province of British Columbia.


ATM FINANCIAL CORP.               FIDELITY SERVICES, LTD.



Per:  /s/ Thomas E. Mills         Per: /s/ John Allen
Thomas E. Mills                       John S. Allen
President                             President